Gordon Dihle, Attorney at Law                                    Exhibit (i)(3)
                               CORPORATE LEGAL, P.C.
                                 ATTORNEYS AT LAW
                              8547 EAST ARAPAHOE RD
                                    #J - 382
                            ENGLEWOOD, COLORADO 80111
                                  303-397-1965
                                FAX 303-397-1966


April 25, 2003

ND Tax-Free Fund, Inc.
1 North Main
Minot, North Dakota  58703

   Re:              ND Tax-Free Fund, Inc.

Gentlemen:

   I have served as counsel for ND Tax-Free Fund, Inc. (the "Fund"), which proposes to offer and sell shares (the "Shares") in two classes in the manner and on the terms set forth in Post-Effective Amendment No. 20 to its Registration Statement on Form N-1A to be filed on or about April 25, 2003, with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended.

   In connection therewith, I have examined such pertinent records and documents and matters of law as I have deemed necessary in order to enable me to express the opinions hereinafter set forth including, but not limited to, the Fund's Articles of Incorporation, Bylaws, Registration Statement, and certain actions of the Board of Directors of the Fund.

   In such examination, I have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by me as copies, the authenticity and completeness of all original documents reviewed by me in original or copy form, and the legal competence of each individual executing any document.

   Based upon the foregoing, I am of the opinion that:

   The Shares of the Fund may be legally and validly issued from time to time in accordance with the Fund's Articles of Incorporation dated October 7, 1988 as subsequently amended, the Fund's Bylaws, and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities and the receipt by the Fund of a purchase price of not less than the net asset value per Share; and such Shares, when so sold, will be legally issued and outstanding, fully paid, and nonassessable.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 33-25138) relating to the Shares referred to above and to the use of my name in said Registration Statement.


                                     Respectfully submitted,
                                     /s/ Gordon Dihle
                                     ----------------
                                     Gordon Dihle, Securities Counsel